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                                                                       Exhibit A

     TRUST AGREEMENT made this 3rd day of November, 1994 between NATALIE S. MARCUS of Princeton, New Jersey, as "Grantor", and NATALIE S. MARCUS and CHARLES E. HEMING, of Scarsdale, New York, as "Trustees".

                            W I T N E S S E T H:

     WHEREAS, the Grantor desires to create a trust of the property hereinafter specified for the purposes hereinafter set forth and the Trustees are willing to act as Trustees of such a trust, such trust to be known as the "November 3, 1994 Natalie S. Marcus GRAT",

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Grantor does hereby assign, convey, transfer and deliver to the Trustees the property described in Schedule A hereto annexed, receipt of which the Trustees do hereby acknowledge,

     TO HAVE AND TO HOLD the same IN TRUST, NEVERTHELESS, to manage, invest and reinvest the same, to collect the income thereof, and to dispose of the net income and principal thereof for the following uses and purposes and subject to the terms and conditions hereinafter set forth:
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     FIRST:  For a period of two years beginning with the date hereof (the
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   "trust term") the Trustees shall pay to or for the benefit of the Grantor or to the legal representatives of the Grantor's estate in each taxable year of the trust an annuity amount equal to fifty-eight and seven hundred fifty five thousandths percent (58.755%) of the net fair market value of the assets of the trust as of the date hereof.  The annuity amount shall be paid in equal semi-annual installments from income and to the extent
   income is not sufficient from principal.   An annuity payment may be made
   after the close of a taxable year, provided the payment is made no later than the date by which the Trustees are required to file the trust's United States income tax return for such taxable year (without regard to extensions). Any income of the trust for a taxable year in excess of the annuity amount shall be added to principal. If the net fair market value of the trust assets as of the date hereof is incorrectly determined, then within a reasonable period after the value is finally determined for federal gift tax purposes the Trustees shall pay to the Grantor or the legal representatives of the Grantor's estate (in the case of an undervaluation) or shall receive from the Grantor or the legal representatives of the Grantor's estate (in the case of an overvaluation) an amount equal to the difference between the annuity amount properly payable and the annuity amount actually paid.

     SECOND:   The taxable year of the trust shall be the calendar
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   year, and the first taxable year of the trust shall begin with the date hereof and end on the next following December 31st. In determining the annuity amount, the Trustees shall prorate the same on a daily basis for a short taxable year including the trust's first taxable year and the taxable year in which the trust term ends.

     THIRD:    During the trust term, the Trustees shall not pay over or apply
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   any portion of the income or principal of the trust to or for the benefit of any person other than the Grantor or the legal representatives of the Grantor's estate, provided, however, that this provision shall not be construed to prevent the payment by the Trustees of any expenses properly chargeable to the trust estate.

     FOURTH:   No additional contributions shall be made to the trust after the
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   initial contribution.

     FIFTH:    The Grantor's or her estate's interest in the trust shall not be
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   commuted.

     SIXTH:    The Grantor shall have the power, exercisable in a nonfiduciary
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   capacity without the approval or consent of any person in a fiduciary capacity at any time up to and including the final distribution of the trust property, to reacquire the trust principal by substituting other property of an equivalent value.


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

     SEVENTH:  Upon the expiration of the trust term, all principal and income
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   of the trust, after payment of the final annuity amount to the Grantor or to the legal representatives of the Grantor's estate, shall be paid to the Grantor's children, and if a child of the Grantor shall die prior to such time, the share of trust assets which would have been paid to said deceased child had he survived shall be paid to his estate.

     EIGHTH:   The Grantor intends by this Agreement to retain a qualified
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   annuity interest within the meaning of Section 2702 of the Internal Revenue
   Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. This Agreement shall be construed, and payments made to the Grantor or to the legal representatives of the Grantor's estate, and the trust created hereunder shall be administered, in accordance with that intent. If such section or regulations, or any successor section or regulations, or any ruling, notice or other administrative pronouncement issued thereunder, at any time requires that a qualified annuity interest must contain provisions that are not expressly set forth herein, such provisions shall be incorporated into this Agreement by reference and shall be deemed to be a part of this Agreement to the same extent as though they had been expressly set forth herein.

     NINTH:    This Agreement and the trust hereby created shall be
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   irrevocable, but the Trustees shall have the power to amend the


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

   trust to the extent required for the sole purpose of ensuring that the Grantor's interest qualifies and continues to qualify as a qualified interest within the meaning of Section 2702 of the Internal Revenue Code of 1986 as amended from time to time.

     TENTH:    In the event that NATALIE S. MARCUS shall cease to act as
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   Trustee hereunder, no successor Trustee need serve in her stead.  In the event CHARLES E. HEMING shall cease to act as Trustee hereunder, JOSEPH W. HANDELMAN is hereby designated as successor Trustee.

     ELEVENTH:   To the extent consistent with Articles FIRST through TENTH
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   above, all Trustees acting hereunder shall be clothed with full power, discretion and authority with respect to all matters herein entrusted to them including (but without limiting the generality of the foregoing or the powers given them by law) full power, discretion and authority:

             (A) To hold all or any part of the trust in the form in which the same may be at the time of receipt thereof and to continue to hold the same, without any obligation to convert the same and without any regard to the limitations imposed by law on the investment of trust funds, and without liability for any loss of principal or income by reason of such retention.

             (B) To invest and reinvest in any property, real or personal, including but without limitation, common and preferred stocks, investment trusts, cash or other funds, fixed income-bearing securities (secured or unsecured), and any other securities, obligations and/or property without regard to limitations imposed by law on the investment of trust funds and without liability for any loss of principal or income by reason thereof.

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

             (C) To sell at public or private sale all or any part of the real or personal property belonging to the trust; to manage, operate, exchange, mortgage, pledge, partition, protect, insure, repair, alter, improve or demolish the same and pay out sums of money therefor, to abandon the same, to lease or rent the same for any term or terms, including terms exceeding ten (10) years and including a period extending beyond the termination of the trust, to foreclose any mortgage and settle any claim which may arise in connection therewith, to modify, renew, extend, reduce, pay off and satisfy mortgages, bonds, notes or other obligations or any installment of principal or interest due thereon, or to waive any default in the performance of the terms and conditions thereof; to grant options, to execute and deliver any and all deeds, bills of sale, assignments, bonds, mortgages, leases or other instruments in connection with the foregoing, all at such times, in such manner and upon such terms as the Trustees may decide.

             (D) To pay, collect, defer, extend, adjust, settle, arbitrate, or compromise any claim by or against the trust.

             (E) To vote in person or by proxy (discretionary or otherwise) in respect of all securities belonging to the trust; to become a party to the reorganization, consolidation or merger of any corporation or other entity, the securities of which they may hold; to assent to the dissolution and liquidation of any such corporation or entity; to become a party to a voting trust; to exchange or surrender securities; to deposit securities with voting trustees or with creditors', bondholders', or stockholders' committees or other protective groups; to pay all assessments, subscriptions and other sums for the protection of securities; to exercise any options or conversion privileges or subscription rights with respect thereto; and generally to exercise all the rights and powers (whether hereinabove enumerated or not) with respect to all property belonging to the trust as are or may be lawfully exercised by persons holding similar property in their own right; and for such purposes to execute any agreements or consents, and to participate in or take any steps to effectuate the same, whether or not any specific plans have been formulated therefor.

             (F) To take and hold in their own names as Trustees, or in the name of a nominee or nominees or in bearer form, any property or securities coming into their hands as Trustees, and to deposit the same with a custodian or custodians.

             (G) To employ investment counsel and to charge the expenses thereof to the trust, but the Trustees may in their absolute discretion follow or refrain from following the recommendations of such investment counsel and such


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

     recommendations shall not in any way limit the discretionary power and authority herein conferred on the Trustees with respect to investments.

             (H) To incur and pay the expenses of the administration of the trust, including (but not by way of limitation) reasonable attorney's fees, accountant's fees, custodian fees, and the like; to employ or engage the services of such other person or persons, firm or firms as the Trustees may consider necessary, proper or desirable to perform any services for the trust or in connection with the care or maintenance of any property belonging to the trust, and to pay such sums as the Trustees may deem reasonable for all services rendered.

             (I) To borrow money without personal liability therefor and to secure its repayment by bond and mortgage, pledge or hypothecation; and to lend money, securities or other property with or without collateral, upon such terms and conditions as the Trustees may consider advisable.

             (J) To make any distribution in cash or in kind, or partly in cash and partly in kind, including the power to distribute property in kind to the Grantor or her estate in satisfaction of her right to the annuity amount, without making pro rata distributions of specific assets and to determine the fair market valuation thereof at the time of distribution, and to sell property to the Grantor or her estate at its fair market value on the date of sale.

             (K) To delegate to other persons such ministerial duties as they may deem necessary for the expeditious administration of the trust.

             (L) To do any and all such other acts as may be necessary, proper or advisable to effectuate the powers specifically conferred upon them by this Agreement.

     TWELFTH:  To the extent consistent with Articles FIRST through TENTH
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   above, the following provisions in addition to all others herein shall apply to all Trustees acting hereunder to the extent permitted by law:

             (A) No Trustee, whether named herein or otherwise designated or appointed, shall be required to give any bond or security in any court or jurisdiction.

             (B) They shall not be required to file in Court any account of their proceedings or of the property which may come


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

     into their possession.

             (C) They shall not be liable for any act performed by them or any of them in good faith or for any error of judgment or mistake of fact or law, save only each for his or her individual act of willful misconduct.

             (D) They may consult with counsel and shall be fully protected in any course of conduct taken in good faith in accordance with the advice of counsel.

             (E) No person or corporation dealing with the Trustees in any transaction affecting the trust shall be required to inquire or investigate into their authority to entering into such transaction or to see to the application made by the Trustees of the proceeds of any such transaction.

             (F) Whenever in this Agreement reference is made to the Trustees, such reference shall be deemed to include the masculine, feminine and neuter genders, the singular and the plural, and not only the Trustees and successor Trustee herein named, but also all Trustees duly qualified and acting hereunder.

             (G) Any Trustee hereunder may resign at any time by written instrument delivered to the other Trustee then acting if there is one, and if none, then to the resigning Trustee's successor.

             (H) No Trustee shall be disqualified in the exercise of any powers hereunder because of any interest or connection he or she may have in any venture, business or other enterprise and the Trustees may participate with themselves as Trustees in any matters, including but not limited to the right to purchase from the trust or sell to it any property or other thing.

     THIRTEENTH:    This Agreement shall be construed and administered and the
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   validity of the trust hereby created shall be determined under the laws of the State of New Jersey.

     NATALIE S. MARCUS and CHARLES E. HEMING accept the trust hereby created and covenant that they will faithfully perform and discharge all duties of the office of Trustee.


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     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                          /s/ Natalie S. Marcus          (L.S.)
                                         --------------------------------------
                                         Natalie S. Marcus, Grantor and Trustee


                                          /s/ Charles E. Heming          (L.S.)
                                         --------------------------------------
                                         Charles E. Heming, Trustee


   STATE OF NEW YORK    )
                        ) ss.:
   COUNTY OF NEW YORK   )

     On the 3rd day of November, 1994, before me personally came NATALIE S. MARCUS to me known to be the individual described in and who executed the foregoing Trust Agreement, and she acknowledged to me that she executed the same.

                                          /s/ E. Carol Martin
                                          ------------------------------------
                                                    Notary Public
                                                   E. Carol Martin
                                             Notary Public, State of New York
   STATE OF NEW YORK    )                            No. 31-4870817
                        ) ss.:                 Qualified in New York County
   COUNTY OF NEW YORK   )                 Commission Expires October 20, 1996

     On the 3rd day of November, 1994, before me personally came CHARLES E. HEMING to me known to be the individual described in and who executed the foregoing Trust Agreement, and he acknowledged to me that he executed the same.

                                          /s/ E. Carol Martin
                                          ------------------------------------
                                                   Notary Public
                                                  E. Carol Martin
                                             Notary Public, State of New York
                                                     No. 31-4870817
                                               Qualified in New York County
                                          Commission Expires October 20, 1996



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                                  SCHEDULE A

     Two hundred thirty seven thousand, five hundred ten (237,510)
        Common Shares of American Biltrite Inc.